As filed with the Securities and Exchange Commission on July 27, 2012

Registration Nos. 333-173643, 333-107866, 333-109247, 333-123721, 333-151477 and 333-151478

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENTS

NOS. 333-173643, 333-107866, 333-109247, 333-123721 333-151477 AND 333-151478

UNDER

THE SECURITIES ACT OF 1933

GOODRICH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

NEW YORK	34-0252680
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Four Coliseum Centre

2730 West Tyvola Road

Charlotte, North Carolina 28217

(Address of Principal Executive Offices) (Zip Code)

GOODRICH CORPORATION 2011 EQUITY COMPENSATION PLAN

GOODRICH CORPORATION EMPLOYEES’ SAVINGS PLAN

GOODRICH CORPORATION DIRECTORS’ DEFERRED COMPENSATION PLAN

GOODRICH CORPORATION OUTSIDE DIRECTOR DEFERRAL PLAN

GOODRICH CORPORATION 2008 GLOBAL EMPLOYEE STOCK PURCHASE PLAN

GOODRICH CORPORATION AMENDED AND RESTATED 2001 EQUITY COMPENSATION PLAN

(Full Title of the Plans)

Peter A. Gutermann

President

Goodrich Corporation

Four Coliseum Centre

2730 West Tyvola Road

Charlotte, North Carolina 28217

(704) 423-7000

(Name and Address of Agent for Service)

(704) 423-7000

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 to Form S-8 relates to the Registration Statements on Form S-8, Reg. Nos. 333-173643, 333-107866, 333-109247, 333-123721, 333-151477 and 333-151478 (the “Registration Statements”), of Goodrich Corporation, a New York corporation (“Goodrich”), which have been filed with the Securities and Exchange Commission with respect to the following plans:

•	Goodrich Corporation 2011 Equity Compensation Plan;
•	Goodrich Corporation Employees’ Savings Plan;
•	Goodrich Corporation Directors’ Deferred Compensation Plan;
•	Goodrich Corporation Outside Director Deferral Plan;
•	Goodrich Corporation 2008 Global Employee Stock Purchase Plan; and
•	Goodrich Corporation Amended and Restated 2001 Equity Compensation Plan.

On July 26, 2012, Charlotte Lucas Corporation, a New York corporation and a wholly owned subsidiary of United Technologies Corporation, merged with and into Goodrich, with Goodrich as the surviving corporation (the “Merger”). As a result of the Merger, Goodrich became a wholly owned subsidiary of United Technologies Corporation. Goodrich has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statements.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 27th day of July, 2012.

GOODRICH CORPORATION

By:	/s/ Scott A. Cottrill
Name: Scott A. Cottrill Title: Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on July 27, 2012 by the following persons in the capacities indicated.

Name	Title

/s/ Peter A. Gutermann	President
Peter A. Gutermann	(Principal Executive Officer)

/s/ Scott A. Cottrill	Treasurer
Scott A. Cottrill	(Principal Financial Officer and Principal Accounting Officer)

/s/ An-Ping Hsieh	Director
An-Ping Hsieh

/s/ Timothy Airgood	Director
Timothy Airgood